                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement         |_|   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)

|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CAMDEN NATIONAL CORPORATION
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)      Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
(5)      Total fee paid:


--------------------------------------------------------------------------------
|_|      Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:


--------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------
(3)      Filing Party:


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(4)      Date Filed:


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

[LOGO OF CAMDEN NATIONAL CORPORATION]



Dear Shareholders:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the "Company"), to be held on Tuesday, May 1, 2001, at 3:30 p.m., local time, at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 (together with any adjournments or postponements thereof, the "Annual Meeting"). The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, as is the Company's 2000 Annual Report.

At the Annual Meeting, you will be asked to elect four (4) directors to the Company's Board of Directors for three-year terms. In addition, you will be asked to ratify the selection of Berry, Dunn, McNeil and Parker, LLP as the Company's independent public accountant for 2001 and to consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company's Board of Directors recommends that you vote "FOR" the election of each nominee to the Board of Directors listed in the Proxy Statement and "FOR" the selection of Berry, Dunn, McNeil and Parker, LLP as the Company's independent public accountant for 2001.

Your vote is extremely important. Therefore, whether or not you plan to attend the Annual Meeting in person, we ask that you complete, sign and return your completed Proxy Card in the enclosed envelope as soon as possible and in any case no later than 5:00 p.m., local time, on Monday, April 30, 2001. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy Card.

As always, your continued support is greatly appreciated.


Sincerely,

/s/ Rendle A. Jones

Rendle A. Jones
Chairman of the Board


/s/ Robert W. Daigle

Robert W. Daigle
President and Chief Executive Officer


Date: April 4, 2001

                     [LOGO OF CAMDEN NATIONAL CORPORATION]
                    Notice of Annual Meeting of Shareholders
                             To be held May 1, 2001

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation, (the "Company") will be held on Tuesday, May 1, 2001 at 3:30 p.m., local time, at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 (together with any adjournments or postponements thereof, the "Annual Meeting") for the following purposes:

         1. To elect four directors. The Company's Board of Directors has nominated each of Robert J. Gagnon, Theodore C. Johanson, John
                  S. McCormick, Jr. and Richard N. Simoneau to serve as directors of the Company until the 2004 annual meeting and until their respective successors are duly elected and qualified;

         2. To ratify the selection of Berry, Dunn, McNeil and Parker, LLP as the Company's independent public accountant for 2001; and

         3. To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

         The Board of Directors has fixed the close of business on March 26, 2001 as the record date for determining the shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting (the "Record Date"). Only shareholders of record of the Company's common stock, no par value per share, at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. The Company will make available for inspection by any shareholder a list of shareholders entitled to receive notice of and to vote at the Annual Meeting during ordinary business hours at the Company's principal office, located at Two Elm Street, Camden Maine 04843, for ten days prior to the Annual Meeting. Only business within the purposes described in this notice may be conducted at the Annual Meeting.

         The Board of Directors unanimously recommends that you vote "FOR" each of the four nominees as directors on the Company's Board of Directors and ratify the selection of Berry, Dunn, McNeil and Parker, LLP as the Company's independent public accountant for 2001.

         The Board of Directors requests that you complete, sign and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Meeting by a writing delivered to the Company stating that your proxy is revoked or by delivering a later dated proxy. Shareholders of record of the Company's common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.


                                              By Order of the Board of Directors

                                              /s/ Arthur E. Strout

                                              Arthur E. Strout
                                              Secretary

Camden, Maine
April 4, 2001

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                             to be held May 1, 2001

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 1, 2001 at 3:30 p.m., local time, at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 and any adjournments or postponements thereof (the "Annual Meeting"). Only shareholders of record as of March 26, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the four nominees to the Company's Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 8,145,341 shares of the Company's common stock, no par value ("Company Stock"), were outstanding and entitled to vote at the Annual Meeting.

         The Company will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by the Company's directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company ("AST&T") as its transfer agent, to solicit proxies held by brokers and nominees. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. AST&T's transfer books will remain open between the Record Date and the date of the Annual Meeting.

         The Notice of Annual Meeting, Proxy Statement and Proxy Card were first mailed to the Company's shareholders on or about April 4, 2001 to solicit proxies for the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised; therefore, the delivery of an executed Proxy Card will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Revocation may be made prior to the Annual Meeting by written revocation or duly executed Proxy Card bearing a later date sent to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843; or a proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the proxy. In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted to (a) elect the nominees to the Company's Board of Directors described herein, (b) ratify the selection of Berry, Dunn, McNeil and Parker, LLP as the Company's independent public accountant for 2001 and (c) consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

         The holders of a majority of the total number of outstanding shares of Company Stock, present in person or by proxy, are required for a quorum at the Annual Meeting. There were 8,145,341 shares of Company Stock outstanding as of the Record Date. If a quorum is present at the Annual Meeting, a simple majority of shares voted is required to elect each of the four directors, and to ratify the selection of Berry, Dunn, McNeil and Parker, LLP as the Company's independent public accountant for 2001. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy Card that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not for purposes of voting with respect to that matter.

                             PRINCIPAL SHAREHOLDERS

         As of the Record Date, there were 8,145,341 shares of Company Stock outstanding, held of record by approximately 1,130 shareholders. Only shareholders of record as of the Record Date shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

         The following table sets forth information with respect to the beneficial ownership of the Company Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Company Stock, (ii) each current director of the Company and each nominee for director on the Company's Board of Directors, (iii) the Company's named executive officers (defined below), and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company's directors, executive officers and shareholders owning more than five percent of Company Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him or her as set forth opposite his or her name.

                                                                      Percentage of
                                                         Number of       Shares
5% or Greater Shareholders:                             Shares Held    Outstanding

Kenneth C. & Prudence G. Dickey                          777,612           9.5%
13 Curtis Avenue
Camden, Maine 04843

Rendle A. Jones                                          422,164 (1)       5.2%
P.O. Box 190
76 Beloin Road
Camden, Maine 04843


Directors, Nominees and named executive officers:

Laurel J. Bouchard                                         4,750 (2)       *

Ann W. Bresnahan                                          23,940 (3)       *

Robert J. Campbell                                        16,500           *

Robert W. Daigle                                          32,274 (4)       *

Robert J. Gagnon                                           2,178           *

Ward I. Graffam                                            1,811           *

John W. Holmes                                             6,000           *

Theodore C. Johanson                                      14,960 (5)       *

John S. McCormick, Jr                                     19,700 (6)       *

Winfield F. Robinson                                      50,253 (7)       *

Richard N. Simoneau                                       21,240           *

Arthur E. Strout                                         103,131 (8)       1.3%

All nominees, continuing directors and
executive officers as a group (18 persons):              740,410           9.1%

------------------------
*        Less than 1%.
(1) Includes 371,660 shares owned by various trusts of which Mr. Jones acts as trustee, as to which shares he disclaims any beneficial interest. Also includes 1,950 shares owned by Mr. Jones' spouse, as to which Mr. Jones disclaims any beneficial interest.
(2)      Includes 4,500 shares underlying options exercisable within 60 days.
(3) Includes 5,940 shares over which voting and dispositive power are shared jointly with Ms. Bresnahan's spouse.
(4) Includes 30,000 shares underlying stock options exercisable within 60 days. Also includes 300 shares owned by Mr. Daigle's spouse, as to which Mr. Daigle disclaims any beneficial interest.
(5) Includes 2,272 shares underlying stock options exercisable within 60 days.
(6) Includes 2,700 shares owned by Mr. McCormick Jr.'s spouse, as to which shares Mr. McCormick Jr. disclaims any beneficial interest.
(7) Includes 4,544 shares underlying stock options exercisable within 60 days. Also includes 6,652 shares owned by Mr. Robinson's spouse, as to which Mr. Robinson disclaims any beneficial interest.
(8) Includes 62,436 shares owned by a trust of which Mr. Strout acts as trustee, as to which shares Mr. Strout disclaims any beneficial interest.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Section 16 Persons") to file initial reports of ownership and reports of changes of ownership with the Securities Exchange Commission ("Commission") and the American Stock Exchange. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports and written representations that all other filings required to be made by the Section 16 Persons during the fiscal year ended December 31, 2000, were timely made, the Company believes that all Section 16 Persons filed the reports required to be filed under Section 16(a) on a timely basis.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Executive Officers

         The Company's Board of Directors currently consist of 12 members and are divided into three categories, with each category as nearly equal in number as possible. Directors serve for three year terms with only one category of directors being elected by the Company's shareholders at each annual meeting. At the Annual Meeting, four directors will be elected to serve until the 2004 annual meeting of shareholders and until each such director's successor is duly elected and qualified. The Board of Directors has nominated Robert J. Gagnon, Theodore C. Johanson, John S. McCormick, Jr. and Richard N. Simoneau for election as directors. The proxies will be voted, unless authority to do so is withheld, in favor of the four nominees nominated by the Board of Directors. The Board of Directors recommends voting "FOR" the election of each nominee as director of the Company.

         Set forth below is a list of the nominees for directors of the Company, including their age and positions with the Company and its subsidiaries (i.e. Camden National Bank, UnitedKingfield Bank, and Trust Company of Maine, Inc.), each as of December 31, 2000.

                                 Position               Current Term of
Nominees:                Age     with the Company        Directorship       Positions with Subsidiaries

Robert J. Gagnon         53      Director                    2001           Director, Camden National Bank

Theodore C. Johanson     63      Director                    2001           Director, UnitedKingfield Bank

John S. McCormick, Jr.   69      Director                    2001           Director, Camden National Bank

Richard N. Simoneau      65      Director                    2001           Director, Camden National Bank
                                                                            Director, Trust Company of Maine, Inc.

         Set forth below is a list of the Company's Directors not currently standing for election to the Board of Directors and the executive officers of the Company, including their age and positions with the Company and its subsidiaries (i.e., Camden National Bank, UnitedKingfield Bank and Trust Company of Maine, Inc.), each as of December 31, 2000.

Other Directors                  Position                  Term of
and Officers             Age     with the Company        Directorship       Positions with Subsidiaries

Ann W. Bresnahan         49      Director                    2003           Director, Camden National Bank

Robert J. Campbell       52      Director                    2002           ----

Robert W. Daigle         51      Director, President &       2003           Director, President & Chief Executive
                                 Chief Executive Officer                    Officer, Camden National Bank
                                                                            Director, UnitedKingfield Bank
                                                                            Director, Trust Company of Maine, Inc.

Ward I. Graffam          60      Director                    2002           ----

John W. Holmes           55      Director                    2002           Director, Camden National Bank

Rendle A. Jones          58      Director & Chairman         2003           Director & Chairman,
                                                                            Camden National Bank
                                                                            Director, UnitedKingfield Bank

Winfield F. Robinson     63      Director                    2002           Director & Chairman,
                                                                            UnitedKingfield Bank

Arthur E. Strout         65      Director                    2003           Director, Camden National Bank

Laurel J. Bouchard       45      Vice President & Corporate  ----           ----
                                 Sales and Marketing Officer

Joanne T. Campbell       38      Vice President &            ----           ----
                                 Residential Real Estate
                                 Administration Officer

James C. Ebbert          52      Assistant to the President  ----           Assistant to the President,
                                                                            Camden National Bank

June B. Parent           37      Vice President & Human      ----           ----
                                 Resources Manager

Jeffrey D. Smith         38      Vice President & Chief      ----           ----
                                 Operations Officer

Susan M. Westfall        44      Vice President, Clerk,      ----           Vice President, Cashier,
                                 Treasurer & Chief Financial                Investment & Trust Officer,
                                 Officer                                    Camden National Bank


         All of the executive officers listed above will hold office at the discretion of the Company's Board of Directors. There are no arrangements or understandings between any of the directors, or officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers, other than as described above. There are no "family relationships" among the above directors and officers, as that term is defined by the Commission.

         The principal occupation and business experience for at least the last five years for of each executive officer, director, and nominee for director is set forth below. None of the organizations in the descriptions below except Camden National Bank, UnitedKingfield Bank and Trust Company of Maine, Inc., are affiliated with the Company


Nominees for Election as Directors
----------------------------------

         Robert J. Gagnon. Mr. Gagnon has been a Director of the Company and Camden National Bank since 1996. Mr. Gagnon is also Manager of the Rockland Super Shop-n-Save, a position he has held for 19 years.

         Theodore C. Johanson. Previously a Director of KSB Bancorp, Inc. ("KSB"), Mr. Johanson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Johanson was a Director of KSB and Kingfield Savings Bank ("Kingfield Bank") from October 1996 until the Company acquired KSB in December 1999 and Kingfield Bank's merger with United Bank in February 2000, at which time Mr. Johanson became a Director of UnitedKingfield Bank. Mr. Johanson is currently the Managing Director of Harbor Wharf, LLC. Formerly, Mr. Johanson was the President of Falcon Shoe Company in Lewiston, Maine from 1963 until 2000.

         John S. McCormick, Jr. Mr. McCormick has been a Director of the Company and Camden National Bank since 1984 and 1975, respectively. Mr. McCormick has also been a principal of Consolidated Real Estate and Engineering, a professional engineering/consulting firm, since 1969.

         Richard N. Simoneau. Mr. Simoneau has been a Director of the Company and Camden National Bank since 1984 and 1978, respectively and has been a director of Trust Company of Maine, Inc. since January 1998. Mr. Simoneau has also been a partner in Simoneau & Norton, Masters & Alex, CPA, PA in Rockland, Maine since 1999 and was previously a partner in Simoneau & Norton, CPAs, P.A., from 1983 to 1998. From 1990 to 1993, Mr. Simoneau was a Director of Associated Grocers of Maine.


Continuing Directors
--------------------

         Ann W. Bresnahan. Ms. Bresnahan has been a Director of the Company and Camden National Bank since 1990. She has been a full-time volunteer and civic leader since 1970.

         Robert J. Campbell. Mr. Campbell joined the Company's Board of Directors in November 1999. He is a partner in the investment management firm of Beck, Mack & Oliver in New York, New York.

         Robert W. Daigle. Mr. Daigle is President and Chief Executive Officer of the Company. He has been a Director of the Company and Camden National Bank since 1996, after being named President and Chief Executive Officer of Camden National Bank effective January 8, 1996. Mr. Daigle has also been a Director of Trust Company of Maine, Inc. since 1996. Mr. Daigle was a Director of United Bank from June 1999 until its merger with Kingfield Bank in February 2000, at which time he became a Director of UnitedKingfield Bank. From 1991 until 1996, Mr. Daigle served as Regional President and Senior Bank Official of Fleet Bank of Maine, overseeing its northern and eastern markets in Maine.

         Ward I. Graffam. Mr. Graffam joined the Company's Board of Directors in November 1999. Mr. Graffam is a former co-owner of Wayfarer Marine Corporation in Camden, Maine and a consultant to various businesses on strategic issues. Previously, Mr. Graffam spent 30 years in various legal and executive positions with Unum Corporation, the most recent of which was as President and Managing Director of UNUM European Holding Company.

         John W. Holmes. Mr. Holmes has been a Director of the Company and Camden National Bank since 1989. Mr. Holmes is also President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held for 22 years.

         Rendle A. Jones. Mr. Jones has been a Director of the Company and Camden National Bank since 1988, and became Chairman of the Company in 1998 and Chairman of Camden National Bank in 1999. Mr. Jones was a Director of United Bank from 1996 until its merger with Kingfield Bank in February 2000, at which time he became a Director of UnitedKingfield Bank. Mr. Jones is a partner in the law firm of Harmon, Jones, Sanford, & Elliot, LLP in Camden, Maine, where he has worked since 1968. He is also a partner in the following entities: Fuller, Jones & Stivers, financial advisors; Professional Services Center, real estate rentals and Washington Street Associates, real estate rentals. Mr. Jones is also General Counsel to the Company.

         Winfield F. Robinson. Previously Chairman and a Director of KSB, Mr. Robinson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Robinson served as Chairman of the Board of KSB since its formation in 1993. He also served as a Director of Kingfield Bank from 1976 and was elected its Chairman of the Board in 1986 until the Company acquired KSB in December 1999. Upon the merger of Kingfield Bank with United Bank in February 2000, Mr. Robinson became a Director and Chairman of UnitedKingfield Bank. Mr. Robinson has been the President of Timber Resource Group LLC, a forest products firm based in Farmington, Maine since 1998.

         Arthur E. Strout. Mr. Strout has been a Director of the Company and Camden National Bank since 1984 and 1979, respectively. He is also an attorney in the law firm of Strout & Payson, P.A., in Rockland, Maine where he has worked since 1971.


Executive Officers
------------------

         Laurel J. Bouchard. Ms. Bouchard has been Vice President Corporate Sales and Marketing for the Company since May 1999. From 1993 to 1999, she held several positions with Fleet Bank, the most recent of which was as Senior Vice President and District Manager of Fleet Bank.

         Joanne T. Campbell. Ms. Campbell has been Vice President & Residential Real Estate Administration Officer for the Company since January 1, 2000. Prior to that, she had been Vice President & Residential Real Estate Administration Officer for Camden National Bank from 1996 until the position was moved to the Company on January 1, 2000. From 1994 until joining the Company, she was a Regional Sales Manager for Salem Five Mortgage Company.

         James C. Ebbert. Mr. Ebbert joined Camden National Bank in October 1998 as Assistant to the President. From 1990 to September 1998, Mr. Ebbert consulted in corporate workouts, restructurings, crisis management and interim management. Prior to joining Camden National Bank, he practiced with the firms of Allomet Partners, Ltd. and Nachman, Hays & Associates, Inc. from January 1997 to September 1998 and January 1995 to December 1996, respectively. Mr. Ebbert has over 25 years of business and management experience.

         June B. Parent. Ms. Parent has been Vice President of Human Resources for the Company since January 1999. Prior to that, she had been the Personnel Manager for the Company since July 1995 and prior to that Executive Assistant to the President & Chief Executive Officer of United Bank from September 1992 to June 1995.

         Jeffrey D. Smith. Mr. Smith has been Vice President and Chief Operations Officer for the Company since February 1997. From January 1986 until joining the Company, he held various positions with Key Bank, the most recent of which was as Vice President and District Service Manager.

         Susan M. Westfall. Ms. Westfall has been Treasurer and Chief Financial Officer of the Company since 1996, and in 1997 Ms. Westfall's responsibilities were expanded to include those of Clerk of the Company. She also has been with Camden National Bank since 1979, and was promoted to Vice President in 1991. During 1997, Ms. Westfall's responsibilities at Camden National Bank were expanded to include those of Cashier, Investment, and Trust Officer.

         For a summary of the business experience and biographical information for Mr. Daigle, please see the "Continuing Directors" section above.


Board of Directors and its Committees
-------------------------------------

         Board of Directors. During the major portion of 2000, the Company was managed by a 12-member board, a majority of whom were independent of the Company's management. The Board of Directors of the Company held 12 regular meetings and one annual meeting during 2000. Each of the directors attended at least 75% of the total number of meetings of the Company's Board and meetings of the committees of the Company Board that he or she was eligible to attend.

         The Company's Board of Directors has standing audit, executive, retirement plan administration, personnel and compensation, and nominating committees.

         Audit Committee. The members of the Company's Audit Committee consisted of Richard N. Simoneau, Chairman, Ann W. Bresnahan, Robert J. Campbell, Robert
J. Gagnon and John W. Holmes. This committee met four times during 2000. The Company's Audit Committee receives and reviews reports on examinations and accounting audits of the Company, and works to ensure the adequacy of operating practices, procedures and controls. The Audit Committee has adopted a written charter, which has been included as Exhibit A to this Proxy Statement.

         Executive Committee. The members of the Company's Executive Committee consisted of Rendle A. Jones, Chairman, Robert W. Daigle, John W. Holmes, Winfield F. Robinson, and Arthur E. Strout. The Company's Executive Committee is responsible for strategic planning and in-depth review of all matters to be brought before the Company's Board of Directors.

         Retirement Plan Administration Committee. The members of the Company's Retirement Plan Administration Committee consisted of John W. Holmes, Chairman, Robert W. Daigle, Ward I. Graffam, Theodore C. Johanson and Winfield F. Robinson. This committee reviews all matters relating to the retirement plans offered to the employees of the Company and each of its subsidiaries.

         Personnel and Compensation Committee. The Company's Personnel and Compensation Committee, which met twice during 2000, consisted of Ward I. Graffam, Chairman, Robert W. Daigle, Robert J. Gagnon and Richard N. Simoneau. None of the members of this committee served on a similar committee for any other company besides subsidiaries of the Company. The function of this committee is to oversee personnel relations, salary administration, training programs, officer selection, management succession and fringe benefits.

         Nominating Committee. The Company's Nominating Committee, which met once in 2000, consisted of Robert J. Campbell, Chairman, Theodore C. Johanson and John S. McCormick Jr. The function of this committee is to nominate (a) individuals for election to the Company's Board of Directors, (b) an individual for the position of Chairman of the Company, and (c) individuals to serve as executive officers of the Company and its subsidiaries.

         Nominations for election to the Company's Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the President of the Company within seven days after this Proxy Statement is mailed to shareholders. Nominations must contain the following information, to the extent known to the person making the nomination:
(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of Company Stock that will be voted for each proposed nominee; (d) the name and residence address of the nominating shareholder; and (e) the number of shares of Company Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of elections to disregard all votes cast for each such nominee.


Executive Compensation
----------------------

         The following table sets forth, for each of the Company's last three fiscal years, the annual compensation awarded to the Company's Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during the year-ended December 31, 2000 (the "named executive officers").


                           Summary Compensation Table
                           --------------------------

                                             Long-Term
                                        Annual Compensation         CompensationAll Other
                                        -------------------         ---------------------
    Name                  Year          Salary (1)     Bonus (2)    Options  Compensation(3)
                          ----          ------         -----        -------  ------------
Robert W. Daigle          2000         $269,600      $ 16,978         ---      $  1,946
President and Chief       1999          228,254        19,587         ---         2,239
Executive Officer of      1998          178,185        20,113         ---         1,595
the Company and
Camden National Bank

Laurel J. Bouchard        2000         $ 88,500      $ 11,779         ---      $    443
Vice President            1999           55,577        20,052 (4)     ---           ---
Corporate Sales and       1998 (5)          ---           ---         ---           ---
Marketing Officer of
the Company


(1) In addition to the base salaries, amounts disclosed in this column include (i) amounts deferred pursuant to the Company's 401(k) Plan, which allows employees of the Company and its participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended, and (ii) fees paid for service as directors.

(2) Bonuses were earned under the Company's Annual Incentive Compensation Program in the year indicated and paid early in the following year.

(3) Includes matching contributions by the Company pursuant to the Company's 401(k) Plan.

(4)      Includes a $10,000 signing bonus.

(5) Ms. Bouchard became an employee of the Company in May 1999. As a result, no information is included for 1998.

Stock Options and Similar Awards

         For each named executive officer, the value of an option is the current fair market value per share of the Company Stock, minus the applicable exercise price, times the number of shares that may be purchased under the option. There were no stock options granted during the year-ended December 31, 2000.


               Aggregated Option Exercises in Fiscal Year 2000 and
               ---------------------------------------------------
                       Fiscal Year-End 2000 Option Values
                       ----------------------------------

                                                             Number of Securities         Value of unexercised In-
                                                            Underlying Unexercised          The-Money Options At
                               Shares                      Option at Fiscal Year-End           Fiscal Year-End
                             Acquired On       Value       -------------------------   -----------------------------
Name                         Exercise (#)  Realized($)(1)  Exercisable  Unexercisable  Exercisable  Unexercisable(2)
----                         ------------  --------------  -----------  -------------  -----------  ----------------
Robert W. Daigle                  0              0           30,000           0          $57,600        $     0
Laurel J. Bouchard                0              0            4,500           0                0              0

(1) The "value realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized is determined without considering any taxes, which may be owed.

(2) Assumes market price of $14.25 per share, which was the closing price of a share of Company Stock reported on the American Stock Exchange on December 31, 2000.


Retirement Plans

         On October 17, 2000, the Company terminated its defined-benefit noncontributory pension plan, which covered substantially all eligible employees over 21 years of age with 1 year of employment. Total plan assets of $5,168,000 are expected to be distributed to eligible employees during the first half of 2001.

         The Company has a 401(k) plan whereby substantially all employees participate in the plan. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Company makes matching contributions based on Board of Directors approval.

         The Company also maintains a nonqualified, noncontributory, defined-benefit, supplemental executive retirement program (the "SERP") for certain highly compensated employees, such as Mr. Daigle. After September 1, 1999, participants in the SERP receive upon retirement a life annuity based on years of service (up to 25 years) times a percentage of that participant's average salary and bonus for the 36 months of employment by the Company during which the participant's compensation was highest, reduced by the following amounts: (a) 50% of the participant's projected primary Social Security benefits; (b) the portion of the participant's benefits under the 401(k) plan arising from employer contributions; and (c) the participant's benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding stock options and the incentive bonus plan.

         The table on the following page illustrates annual retirement benefits payable from the SERP for life, assuming retirement in 2001 at age 65, for various levels of Final Average Compensation and Years of Service with the Company.

                                   SERP TABLE
                                   ----------

                                      Years of Service
Final Average   ----------------------------------------------------------
Compensation          10              15              20              25
------------          --              --              --              --

$  125,000      $   25,500      $   34,500      $   40,000      $   43,000
   150,000          31,000          42,500          49,500          53,500
   170,000          35,500          49,000          57,000          62,000
   200,000          43,300          60,700          72,600          81,500
   250,000          56,300          80,200          98,600         114,000
   300,000          69,300          99,700         124,600         146,500
   400,000          95,300         138,700         176,600         211,500
   500,000         121,300         177,700         228,600         276,500
   600,000         147,300         216,700         280,600         341,500
 1,000,000         251,300         372,700         488,600         601,500


         The following table sets forth the number of years of credited service of the named executive officers listed in the Summary Compensation Table.

                                                 Credited
                                             Years of Service
                                             ----------------
Robert W. Daigle                                    4
Laurel J. Bouchard                                  0


Change of Control Agreements
----------------------------

         The SERP provides that in the event (a) the Company is merged with another company, (b) the other company survives the merger, (c) the covered officer is not made an officer of the surviving company and (d) the surviving company does not assume the Company's obligations under the SERP, then, the Company's Board of Directors may authorize a payment to the covered officer in an amount to be determined in the discretion of the Company's Board of Directors.


Director Compensation

         Directors of the Company received a $500 monthly retainer, $400 for attendance at each regular meeting of the Board of Directors, and $200 for attendance at each meeting of a committee of the Board of Directors during 2000. In addition, the Chairman of the Company's Board of Directors received an annual retainer of $5,000. No additional fees were paid for membership on or attendance at meetings of the Board of Directors or any committees of the Board of Directors.

         Director compensation is paid monthly to those directors who do not defer their compensation. Any director of the Company may defer up to 100% of his or her fees and retainer in any calendar year. If a director elects to defer his or her compensation, the Company automatically credits the deferred amounts to an interest-earning account designated for such purposes for that director. Quarterly, the value of the deferred accounts are based on the Company Stock for those directors electing this option. Deferred director's fees are paid to participants in a deferral plan, or their designated beneficiaries, upon their termination as a director.

Employment Agreement with Mr. Daigle

         The Company and Camden National Bank have entered into an employment agreement with Mr. Daigle (the "executive") for an initial term of five years. At the expiration thereof, including any renewals, the employment agreement is extended automatically for additional five-year periods unless, within a specified time, any party to the employment agreement gives written notice to the other of such party's election not to so extend the term of the employment agreement.

         The employment agreement provides, among other things, for (i) an annual base salary of $235,000, (ii) insurance and other benefits, and (iii) in the event of (A) termination by the executive for any reason after a change in control of the Company or Camden National Bank, or (B) termination of the executive by the Company or Camden National Bank without cause, aggregate payments (made according to the Company's and Camden National Bank's regular payroll schedule) equal to twice the executive's annual salary then in effect, as well as continued insurance and benefits (except profit sharing) during such two-year period.

         The employment agreement includes a provision for termination of the executive for cause, whereupon payments and benefits cease. The employment agreement also includes certain non-solicitation and non-competition provisions, which extend for four years following the executive's termination of employment.


Compensation Committee Interlocks and Insider Participation

         The Company's Personnel and Compensation Committee consisted of Ward I. Graffam, Chairman, Robert W. Daigle, Robert J. Gagnon and Richard N. Simoneau. In addition to being a member of the Compensation Committee, Mr. Daigle is also the President and Chief Executive Officer of the Company and Camden National Bank. Many members of the Company's Personnel and Compensation Committee and their affiliates and families are borrowers from the Company's subsidiaries. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features to the Company's subsidiaries.


PERSONNEL AND COMPENSATION COMMITTEE REPORT

         The performance of the Company has a direct bearing on executive compensation for any given year. When the performance of the Company meets or exceeds its budgetary expectations, compensation is expected to be more generous than in years when the budgetary expectations have not been met. The Company's Personnel and Compensation Committee is aware that compensation must be set at a level that will enhance the Company's competitiveness in its market areas. In addition, levels of compensation are also guided in large part by the Company's need to attract and retain capable executives who can make a major contribution to the Company's success. The Company's Personnel and Compensation Committee regularly reviews compensation surveys comparing the Company's subsidiary banks with other banks in the State of Maine and with other banks nationally in the Company's subsidiary banks' size grouping.

Compensation Program Components

         Compensation is based on two primary components: (a) base salary & benefits and (b) a performance-based incentive compensation program. Base salary and benefits (such as retirement and insurance programs) are intended to adequately reward officers and employees for capable performance within their respective job descriptions, consistent with keeping the Company competitive within its industry and market areas. The performance-based compensation program is designed to create an environment where employees take a more personal interest in the performance of the Company and are rewarded for balancing profit with growth and quality with productivity. The following executive officers also participate in the Company's 401(k) compensation plan: Ms. Bouchard, Ms. Campbell, Mr. Daigle, Mr. Ebbert, Ms. Parent, Mr. Smith, and Ms. Westfall. The Company's Personnel and Compensation Committee considers the levels of executive compensation both reasonable and necessary for the Company to remain competitive in its industry and market areas.

Performance Measures

         There are several performance measures used in evaluating the compensation of the Company's executive officers. In addition to using state and national banking surveys, the Company considers specific performance of the executive officer. Each executive officer has an annual performance evaluation conducted by an individual in the next level of management, and the Company's Personnel and Compensation Committee reviews the performance of the Company's Chief Executive Officer. The performance of the Company as a whole and the financial plan for the ensuing year in particular are guiding factors in establishing appropriate levels of executive officer compensation; however, other general factors such as the business climate, the Company's performance and the evaluation of the executive officer, are also taken into consideration in determining appropriate levels of executive officer compensation. It is a central aim of the Company's Personnel and Compensation Committee to ensure that each of the Company's executive officers is appropriately compensated for his or her contribution to the Company, knowing that the contribution directly affects the Company and its shareholders.

Stock Option Plan

         An additional component of compensation for key Company employees is the award of options to purchase shares of Company Stock at fixed prices. The Company's 1993 Stock Option Plan, as amended, is based on performance in that the options only have value if the market value of Company Stock increases. The Company did not award any options under this plan during 2000.

Compensation of the Chief Executive Officer

         The Company's Personnel and Compensation Committee annually reviews the Chief Executive Officer's existing compensation arrangements, the performance of the Company and the Chief Executive Officer, and the compensation of chief executive officers in other similar companies of comparable size.

         The compensation for the Company's Chief Executive Officer is divided into three basic categories: (a) salary and benefits, (b) performance-based incentive compensation, and (c) director's fees.

         In past years the salary of the Company's Chief Executive Officer has been increased based upon performance of the Company in those previous years. The salary level selected must be within the salary range for chief executive officers in other similar companies of comparable size. The Company's personnel department conducts a study of the salary ranges of chief executive officers in other similar companies of comparable size as shown by published compensation surveys, and provides its results to the Company's Personnel and Compensation Committee along with supporting data and a suggested salary range for the year. The salary for the Company's Chief Executive Officer for 2000 was increased 10.6% over 1999, based on the Company's net profits for the 1999 fiscal year.

         The second part of the compensation program for the Company's Chief Executive Officer is based upon the performance-based incentive compensation program, which applies to all officers and employees. The 2000 performance-based incentive compensation program resulted in a 6.53% increase of additional compensation for the Company's Chief Executive Officer, as compared to 1999.

         The third portion of the compensation program for the Company's Chief Executive Officer is director's fees, which fees are the same for all directors, excluding the Chairman.

         The total compensation package for the Company's Chief Executive Officer is competitive with the compensation programs provided by other similar companies of comparable size. Moreover, the Company's Personnel and Compensation Committee believes that it has set compensation at levels that reflect the contribution the Company's Chief Executive Officer has made toward the Company's success and achievement of objectives.

         Submitted by:     Ward I. Graffam, Chairman
                           Robert W. Daigle
                           Robert J. Gagnon
                           Richard N. Simoneau


AUDIT COMMITTEE REPORT

         The Company's Audit Committee has reviewed and discussed with the Company's management the Company's audited financial statements as of and for the year ended December 31, 2000.

         The Company's Audit Committee also has discussed with the Company's independent auditors the matters required to be discussed by the Auditing Standards Board of The American Institute of Certified Public Accountants' Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

         The Company's Audit Committee has received and reviewed the written disclosures and the letter from the Company's independent auditors, as required by the Independence Standards Board's Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, the Company's Audit Committee recommends to the Board of Directors of the Company that the financials statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         Each of the members of the Company's Audit Committee is independent; as such term is defined under the listing standards of the American Stock Exchange.

         During the year ended December 31, 2000, the Company paid the following fees to Berry, Dunn, McNeil and Parker, LLP, the Company's independent public accountant:

         Audit Fees: The aggregate fees for the audit of the Company's financial statements and reviews of the Company's quarterly reports on Form 10Q were $78,343, of which an aggregate amount of $23,237 has been billed through December 31, 2000.

         All Other Fees: The aggregate fees for services other than those discussed above were $62,897, of which an aggregate amount of $42,097 has been billed through December 31, 2000.

         No services were rendered for financial information systems designed and implementation.

         The Company's Audit Committee has considered the compatibility of the non-audit services furnished by the Company's auditing firm with the firm's need to be independent.

         Submitted by:     Richard N. Simoneau, Chairman
                           Ann W. Bresnahan
                           Robert J. Campbell
                           Robert J. Gagnon
                           John W. Holmes

Stock Performance Graphs
------------------------

         The following graph illustrates the estimated annual percentage change in the Company's cumulative total shareholder return on the Company Stock for the period October 7, 1997 through December 31, 2000. For purposes of comparison, the graph illustrates comparable shareholder return of Nasdaq banks as a group as measured by the Nasdaq Banks Stock Index and of companies of similar capitalization value as measured by the Russell 2000 Stock Index. The graph assumes a $100 investment on October 7, 1997 in the Company Stock, the Nasdaq banks as a group, and the Russell 2000 companies as a group and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31, 2000.


                              [PERFORMANCE GRAPH]


                              October 7,     December 31,    December 31,    December 31,    December 31,
                                 1997            1997            1998            1999            2000
                              ----------     ------------    ------------    ------------    ------------
Camden National Corporation     100.00          132.31          138.98          113.56          100.78
Russell 2000 Index              100.00           94.23           90.98          108.83          105.54
Nasdaq Bank Index               100.00          107.61           94.95           87.37          100.19


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships

         Rendle A. Jones is a partner in the law firm of Harmon, Jones, Sanford & Elliot, LLP, which firm performed legal services for the Company during 2000. The fees paid by the Company to this law firm totaled less than 5% of the law firm's gross revenues during 2000. Also, Arthur E. Strout is a partner in the law firm of Strout & Payson, P.A., which firm also performed legal services for the Company during 2000. The fees paid by the Company to this law firm totaled less that 5% of the law firm's gross revenues during 2000.

         Except as described above, no nominee for director, other continuing director or executive officer of the Company engaged in any transaction with the Company or any of its subsidiaries during fiscal year 2000, in which the amount involved exceeded or exceeds $60,000, other than the financial transactions described on the following page in the "Indebtedness of Management" section.

Indebtedness of Management

         The Company's nominees for directors, continuing directors and executive officers have had, and are expected to have in the future, financial transactions with one or more of the Company's subsidiary banks. As of December 31, 2000, the outstanding loans by the Company's subsidiary banks to the Company's nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $1.3 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons.


                                  OTHER MATTERS


Shareholder Proposals for Annual Meetings
-----------------------------------------

         Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders must be received by the Company by December 5, 2001. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy.


Financial Statements
--------------------

         An annual report to shareholders, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with generally accepted accounting principles, is being distributed to all Company shareholders of record is enclosed herewith. The Company's Annual Report to the Commission on Form 10-K may be obtained without charge upon request made in writing or by telephone to Susan M. Westfall, Clerk, Two Elm Street, Camden, Maine 04843, Telephone: (207) 236-9131, ext. 2165.


Other Matters
-------------

         As of the date of this Proxy Statement, the Company's Board of Directors know of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals names as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company's Board of Directors.

                                  LEGAL MATTERS

         The Company is a party to litigation and claims arising in the normal course of business. The Company is currently a defendant in a civil action pending in the Cumberland County Superior Court (the "Court"), which action was commenced in September 1999 resulting from a denial of credit. The plaintiff, Joseph R. Gamache, has asserted causes of action against the Company for interference with advantageous relationship, fraud, negligent misrepresentation, intentional infliction of emotional distress, breach of fiduciary duty, negligence, vicarious liability and punitive damages. Mr. Gamache seeks total damages (compensatory and punitive) of approximately $6 million. In December 2000, the Court entered a summary judgment for defendants Kingfield Savings Bank and an employee of the Company on the plaintiff's alleged causes of action for breach of fiduciary duty and negligence. The remaining causes of action are scheduled for trial on July 30, 2001. The Company believes that the lawsuit has no merit and plans to vigorously defend itself at the trial.


                    PROPOSAL 2 - RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         Berry, Dunn, McNeil and Parker, LLP has served as the Company's independent public accountant since the Company's formation in 1985, and as Camden National Bank's independent public accountant since 1980. Berry, Dunn, McNeil and Parker, LLP has been selected to continue to serve as the Company's accountant for 2001. The Company has not had any disagreements with Berry, Dunn, McNeil and Parker, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. At the Annual Meeting, shareholders will be asked to ratify the selection of Berry, Dunn, McNeil and Parker, LLP as the Company's accountant for the fiscal year ending December 31, 2001. Representatives of Berry, Dunn, McNeil and Parker, LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.




                                              By Order of the Board of Directors

                                              /s/ Arthur E. Strout

                                              Arthur E. Strout
                                              Secretary


April 4, 2001

APPENDIX A:  Audit Committee Charter

                           Camden National Corporation

                             Audit Committee Charter

                                 Audit Committee

There shall be a Committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three Directors who are independent of the Management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee Member. Each Audit Committee member must be able to read and understand fundamental financial statements. At least one Committee Member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside programs.

I.       Independence
         ------------

         A Director will not be considered "Independent" if, among other things, the Director has:

         o Been employed by the Company or its affiliates in the current year or past three years.
         o Accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation).
         o An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer.
         o Been a partner, controlling shareholder or an executive officer of any for profit business to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed five percent of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.
         o Been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

II.      Statement of Policy
         -------------------

The Audit Committee shall provide assistance to the Company's Directors in fulfilling their responsibilities to shareholders and investment community relating to the Company's accounting, reporting practices of the Company and quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications between the Board of Directors, the Independent Auditors, the Internal Auditors, and the financial management of the Company.

III.     Meetings
         --------

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee will meet at least annually in a separate executive session with Management, the Independent Auditors or Internal Auditors to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

VI.      Responsibilities
         ----------------

Review and update this Charter at least annually or as conditions dictate and ascertain that this charter is reported in the Company's proxy statement at least once every three years.

Report periodically to the Board of Directors.

Review and recommend to the Board of Directors the Independent Auditors to be selected to audit the financial statements of the Company and subsidiaries.

Meet with the Independent Auditors and Management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be used, and at the conclusion review audit findings, including comments or recommendations of the Independent Auditors.

Review the Internal Audit function of the Company including the Independence and authority of its reporting obligations, the proposed audit plan for the current year and the coordination of such plans with the Independent Auditors.

Consult with the Independent and Internal Auditors the integrity of the Company's financial reporting processes (Internal and external).

Inquire as to the Independent Auditors judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial statements.

Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Independent Auditors, Management or the Internal Auditors.

Review and approve the required reports to be included in the Company's annual proxy statement to shareholders.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Auditor.

"When Necessary" Activities:

         1. Review and concur in the appointment, replacement, reassignment, or dismissal of the Internal Auditor.

         2. Review and approve requests for any management consulting engagement to be performed by the Company's Independent Auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         3. Review periodically with general counsel legal and regulatory matters that may have a material impact on the AICPA's and Related Entities' financial statements, compliance policies and programs.

         4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain Independent Counsel and other professionals to assist in the conduct of any investigation.

V.       Independent Auditors
         --------------------

         1. Each year the Independent Auditing Firm will present their Audit Plan and the estimated fees for performing the annual audit and quarterly reviews of Form 10-Q in the form of an engagement letter. This engagement letter will be presented to the Audit Committee for their approval.

         2. The Audit Committee will meet with the Independent Auditors to review the Audit Plan and results of their annual audit and to discuss any concerns of the Independent Auditors including those items cited in the Management Letter on the Company's internal control function.

         3. Will discuss with the Audit Committee the matters required to be discussed by Generally Accepted Auditing Standards (GAAS).


VI.      Internal Auditors
         -----------------

The objective of the Company's internal audit function is to determine that the Company has established effective internal controls and compliance with managerial policies, laws, regulations and generally accepted accounting principles.

         1. Internal audit responsibilities will be fulfilled by either an employee of the Company or an outside firm that provides internal audit services. On an annual basis, senior management and the Audit Committee will evaluate whether the internal audit function should be fulfilled by a Company employee or employees or an outside firm, which provides internal audit services.

         2. The internal auditors will use follow-up procedures to ensure that exceptions noted during regulatory exams, independent or internal audits are addressed in a satisfactory manner.

         3. The President and the Audit Committee will have authority to approve internal audit special investigations which have not been included as part of the current Audit Plan.

                           CAMDEN NATIONAL CORPORATION
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas C. Jackson and Jeffrey J. Weymouth, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Camden National Corporation to be held at the Camden Opera House, 29 Elm Street, Camden, Maine 04843 on May 1, 2001 at 3:30 p.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company's common stock which the undersigned may be entitled to vote at said meeting upon the following proposal described in the accompanying Notice of Annual Meeting and Proxy Statement, dated April 5, 2000, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIR

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                (Continued and to be signed on the reverse side)     SEE REVERSE
                                                                        SIDE
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

                         Please date, sign and mail your
                      proxy card back as soon as possibe!

                         Annual Meeting of Shareholders
                           CAMDEN NATIONAL CORPORATION

                                   May 1, 2001







              ||                                                 ||
              \/ Please Detach and Mail in the Envelope Provided \/




    Please mark your
[X] votes as in this
    example.

                                                 WITHHOLD
                  FOR ALL NOMINEES              AUTHORITY
                (except as indicated      to vote for the nominees
                  to the contrary)                listed.

                        [_]                         [_]


1. To elect four directors. The Board of Directors has nominated the persons listed at right to serve as directors until 2003.

         Nominees:
               Robert J. Gagnon
               Theodore C. Johanson
               John G. McCormick, Jr.
               Richard N. Simoneau

2. To ratify the selection of Berry, Dunn, McNeil & Parker as the Company's independent public accountants for 2001.

                    FOR       AGAINST        ABSTAIN
                    [_]         [_]            [_]

3. The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Meeting.

INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.


--------------------------------------------------------------------------------

Check here for address change and note change below.   [_]

Check here if you plan to attend the meeting.          [_]


New address: __________________________________________________
(Please complete, date, sign and mail in the enclosed envelope)



Signature: ______________________________________ Date: _________, 2000


Signature: ______________________________________ Date: __________, 2000

NOTE: (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.